EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Alterity Therapeutics Limited of our report dated August 31, 2018 relating to the financial statements, which appears in Alterity Therapeutics Limited’s (formerly known as Prana Biotechnology Limited’s) Annual Report on Form 20-F for the year ended June 30, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Melbourne, Australia

May 13, 2019